EXHIBIT 4.2


                        PEAK ENTERTAINMENT HOLDINGS, INC.
                     (F/K/A PALLADIUM COMMUNICATIONS, INC.)
                           BAGSHAW HALL, BAGSHAW HILL
                        BAKEWELL, DERBYSHIRE UK DE45 LDL

                                  June 17, 2003

AJW Partners, LLC
New Millennium Capital Partners II, LLC
AJW Offshore, Ltd. (f/k/a AJW/New Millennium Offshore, Ltd.)
AJW Qualified Partners, LLC (f/k/a Pegasus Capital Partners, LLC)
1044 Northern Blvd., Suite 302
Roslyn, New York 11 576

         RE:   PEAK ENTERTAINMENT HOLDINGS, INC. (THE "COMPANY")-
               AMENDMENT OF DEBENTURES AND WARRANTS

Ladies and Gentlemen:

         This letter sets forth the agreement of the parties hereto to (i) extend the maturity dates of certain debentures which are convertible into shares of the Company's common stock, par value $.001 per share (the "Common Stock"), originally issued by the Company to the investors listed in the signature pages hereto (collectively, the "Investors") in February 2002 and March 2003 (collectively, the "Debentures"), as set forth on Schedule 1 hereto,
(ii) arnend the conversion price of the Debentures, (iii) extend the exercise period of certain stock purchase warrants (collectively, the "Warrants") issued by the Company to the Investors as set forth on Schedule 1 hereto; and (iv) arnend the exercise price of the Warrants.

         By execution hereof, for good and valuable consideration, the receipt and sufficiency of is hereby acknowledged, the parties hereto agree that:

         1. The Maturity Date (as defined in the Debentures) is hereby extended until April 22, 2004.

         2. The Conversion Price (as defined in the Debentures) of each of the Debentures is hereby amended to be equal to the lesser of
                  (i) $ 1.00 and (ii) the Variable Conversion Price (as defined in the Debentures).

         3. The Exercise Period (as defined in each of the Warrants) is hereby extended to expire on 6:00 p.m., New York, New York time, on April 22, 2009.

         4. The exercise price of each of the Warrants is hereby amended to be equal to $.31 per share.

         5. All other provisions of the Debentures and the Warrants shall remain in full force and effect.

        The parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties hereto may reasonably request in order to carry out the intent and accomplish the purposes of this letter agreement, including without limitation the issuance of amended Debentures and Warrants.



                            [Signature Page Follows)

         Please signify your agreement with the foregoing by signing a copy of this letter where indicated and returning it to the undersigned.

                                   Sincerely,

                                   PEAK ENTERTAINMENT HOLDINGS, INC.

                                   /s/
                                   ---------------------------------
                                   Wilfred Shorrocks
                                   President


ACCEPTED AND AGREED:

AJW PARTNERS, LLC
By: SMS GROUP, LLC

---------------------------------
Corey S. Ribotsky, Manager


NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By: FIRST STREET MANAGER II, LLC,


---------------------------------
Corey S. Ribotsky, Manager


AJW OFFSHORE, LTD.
BY: FIRST STREET MANAGER II, LLC



---------------------------------
Corey S. Ribotsky, Manager


AJW QUALIFIED PARTNERS, LLC
By: AJW MANAGER, LLC


---------------------------------
Corey S. Ribotsky, Manager

SCHEDULE 1

                                                     DATE OF                    ORIGINAL       NUMBER OF
                                                     DEBENTURE                  PRINCIPAL       WARRANTS
INVESTOR                                                                        AMOUNT
AJW Partners, LLC                                    Februarv 28, 2002          $65,000         195,000
New Millennium Capital Partners II, LLC              February 28, 2002          $65,000         195,000
AJW Offshore, Ltd.                                   February 28, 2002          $45,000         135,000
AJW Qualified Partners, LLC                          February 28, 2002          $25,000          75,000
AJW Partners, LLC                                    March 14, 2003             $4,875           14,625
New Millennium Capital Partners II, LLC              March 14, 2003             $4,875           14,625
AJW Offshore, Ltd.                                   March 14, 2003             $3,375           10,125
AJW Qualified Partners, LLC                          March 14, 2003             $1,875           5,625